EXHIBIT 4.1

METAL SERVICES MERGER SUB CORP.

Issuer

9 3/4% Senior Subordinated Notes Due 2015

INDENTURE

Dated as of January 25, 2007

THE BANK OF NEW YORK

Trustee

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310(a)(1)		7.10
(a)(2)		7.10
(a)(3)		N.A.
(a)(4)		N.A.
(b)		7.08; 7.10
(c)		N.A.
311(a)		7.11
(b)		7.11
(c)		N.A.
312(a)		2.05
(b)		13.03
(c)		13.03
313(a)		7.06
(b)(1)		N.A.
(b)(2)		7.06
(c)		13.02
(d)		7.06
314(a)		4.02;
		4.10; 13.02
(b)		N.A.
(c)(1)		13.04
(c)(2)		13.04
(c)(3)		N.A.
(d)		N.A.
(e)		13.05
(f)		N.A.
315(a)		7.01
(b)		7.05; 13.02
(c)		7.01
(d)		7.01
(e)		6.10
316(a)(last sentence)		13.01
(a)(1)(A)		6.05
(a)(1)(B)		6.04
(a)(2)		N.A.
(b)		6.07
317(a)(1)		6.08
(a)(2)		6.09
(b)		2.04
318(a)		13.01
	N.A. means Not Applicable.

Note:   This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

Rule 144A/Regulation S/IAI Appendix

Exhibit 1 –	Form of Initial Security

Exhibit A–	Form of Exchange Security or Private Exchange Security

v

INDENTURE dated as of January 25, 2007 (this “Indenture”), among METAL SERVICES MERGER SUB CORP., a Delaware corporation (the “Company”), and the Guarantor (as defined herein) listed on the signature pages hereto and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s Initial Securities, Exchange Securities and Private Exchange Securities (collectively, the “Securities”):

Article I

Definitions And Incorporation By Reference

SECTION 1.01. Definitions.

“ABL Facility” means the credit agreement among the Company, Metal Services Acquisition Corp., certain Subsidiaries of the Company, the financial institutions named therein, Credit Suisse, as Administrative Agent, and CIT Business Capital, as Collateral Agent, dated as of the Issue Date, as amended, extended, renewed, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original agents, lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture or multiple agreements and indentures extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and adding Restricted Subsidiaries as additional borrowers, issuers or guarantors thereunder.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Section 2.14 and 4.03, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement.

“Adjusted Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after February 1, 2011, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case, plus 0.50%.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Applicable Premium” means with respect to a Security at any redemption date, the greater of (1) 1.00% of the principal amount of such Security and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Security on February 1, 2011 (such redemption price being described in the second paragraph of paragraph 5 of the Securities, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Security through February 1, 2011 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition (a “Disposition”) of any assets or rights (including by way of a sale and leaseback) outside of the ordinary course of business (provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.10 and 5.01 and not by Section 4.03); and

(2) the issue or sale by the Company or any Restricted Subsidiary of Equity Interests of any of the Company’s Restricted Subsidiaries;

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:

(a) that have a fair market value in excess of $3.0 million; or

(b) for net proceeds in excess of $3.0 million.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) a Disposition of assets by the Company to the Company or a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary;

(2) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(3) the issuance of Equity Interests by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Equity Interests of such Person owned by the Company after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance;

(4) a Restricted Payment that is permitted by Section 4.04;

(5) a Disposition in the ordinary course of business;

(6) any Liens permitted by this Indenture and foreclosures thereon;

(7) any exchange of property pursuant to Section 1031 of the Code, for use in a Permitted Business;

(8) the license, lease, assignment, sublicense or sublease of any property, or any termination or expiration of any of the foregoing, so long as the same does not materially interfere with the business of the Company and its Restricted Subsidiaries taken as a whole;

(9) the unwinding of any Hedging Obligations;

(10) sales or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(11) the abandonment or other disposition of intellectual property that is no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

(12) any Disposition of property resulting from a casualty event or the taking thereof by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of thereof to a purchaser with such power under threat of such a taking; and

(13) the sale or other disposition of cash or Cash Equivalents.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest then borne by loans outstanding under the Term Facility; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Board of Directors” means (1) with respect to a Person that is a corporation or limited liability company, the board of directors, board of managers or equivalent governing board of such Person or any duly authorized committee thereof, (2) with respect to a Person that is a limited partnership, the board of directors, board of managers or equivalent governing board of such Person’s general partner, and (3) with respect to any other Person, the governing body of such Person most closely approximating the governing bodies contemplated in the preceding clauses (1) and (2).

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of any Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the amount thereof accounted for as a liability determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) U.S. dollars;

(2) Canadian dollars, Japanese yen, pounds sterling, euro or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits, bankers acceptances and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having, at the time of acquisition thereof, capital and surplus in excess of $250,000,000;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution, at the time of acquisition thereof, meeting the qualifications specified in clause (4) above;

(6) commercial paper rated, at the time of acquisition thereof, at least “P-2” by Moody’s or at least “A-2” by S&P and in each case maturing within 12 months after the date of issuance thereof;

(7) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(8) Indebtedness or Preferred Stock issued by Persons with a rating, at the time of acquisition thereof, of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition; and

(9) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (8) above; and

(10) in the case of any Foreign Subsidiary, investments made locally of a type and quality comparable to those described in clauses (1) through (9) of this definition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that, except with respect to local currency held by a Foreign Subsidiary, such amounts are converted into one or more of the currencies set forth in clauses (1) and (2) above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Sponsor or a Related Party of the Sponsor;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) prior to the first Public Equity Offering that results in a Public Market, the Sponsor and its Related Parties cease to be the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Sponsor and its Related Parties or otherwise;

(4) on or after the first Public Equity Offering that results in a Public Market, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, shall “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, shares representing more than 35% of the total voting power of the Voting Stock of

Holdco (or, if the Company is not wholly owned directly or indirectly by Holdco, the Company) and the percentage of total voting power of the Voting Stock of Holdco (or, if the Company is not wholly owned directly or indirectly by Holdco, the Company) beneficially owed (as so defined) by such person or group exceeds the percentage of the aggregate total voting power of the Voting Stock of Holdco (or, if the Company is not wholly owned directly or indirectly by Holdco, the Company) then beneficially owned (as so defined), directly or indirectly, by the Permitted Holders, unless (i) the Permitted Holders have, at such time, the right or the ability, directly or indirectly, by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of Holdco (or, if the Company is not wholly owned directly or indirectly by Holdco, the Company) or (ii) during any period of twelve (12) consecutive months, a majority of the seats (other than vacant seats) on the Board of Directors of Holdco (or, if the Company is not wholly owned directly or indirectly by Holdco, the Company) shall be occupied by persons who were (x) members of the Board of Directors of Holdco on the Issue Date or nominated by the Board of Directors of Holdco (or, in each case, if the Company is not wholly owned directly or indirectly by Holdco, the Company) or by one or more Permitted Holders or Persons nominated by one or more Permitted Holders or (y) appointed by directors so nominated;

(5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to February 1, 2011, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to February 1, 2011.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Net Income of such Person for such period, plus (a) without duplication and to the extent deducted in computing such Net Income for such period, the sum of:

(1) Consolidated Interest Expense (including minority interest expense) for such period;

(2) income tax expense for such period;

(3) all amounts attributable to depreciation and amortization expense for such period;

(4) any extraordinary charges for such period;

(5) non-recurring or unusual charges for such period (including any start-up losses or one-time costs incurred in connection with the acquisition, initiation or opening of new facilities, sites or contracts and any restructuring charges or reserves deducted in such period in computing Net Income) in an amount not to exceed $8.0 million in any fiscal year;

(6) any other noncash charges for such period (but excluding any noncash charge in respect of an item that was included in Net Income in a prior period and any noncash charge that relates to the write-down or write-off of inventory);

(7) any charges or expenses related to the Transactions;

(8) payments made pursuant to Section 4.07(b)(8)(a) or (b)(8)(b);

(9) expenses incurred in connection with the prepayment, amendment, or refinancing of Indebtedness during such period;

(10) any non-capitalized transaction costs incurred during such period in connection with an actual or proposed incurrence of Indebtedness, including a refinancing thereof, issuance of Equity Interests, investment, acquisition, disposition, divestiture or recapitalization;

(11) any net loss resulting in such period from Hedge Agreements and the application of Statement of Financial Accounting Standards No. 133;

(12) any net loss resulting in such period from currency translation losses related to currency remeasurements of Indebtedness;

(13) costs and expenses incurred in connection with the establishment and initial implementation of policies and procedures for complying with the Sarbanes Oxley Act of 2002; provided, that the aggregate amount of such costs and expenses shall not exceed $2.0 million for all periods;

minus (b) without duplication and to the extent included in Net Income in such period,

(14) any cash payments made during such period in respect of noncash charges described in clauses (4), (5) or (6) taken in a prior period;

(15) any extraordinary, non-recurring or unusual gains and any noncash items of income for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP;

(16) any net gain resulting in such period from Hedge Agreements and the application of Statement of Financial Accounting Standards No. 133; and

(17) any net gain resulting in such period from currency translation gains related to currency remeasurements of Indebtedness;

provided, that Consolidated Cash Flow shall be $20,288,578, $24,142,610, $23,375,189 and $24,195,824 for the fiscal quarters of the Company ended March 30, 2006, June 30, 2006, September 30, 2006 and December 31, 2006, respectively.

Notwithstanding the preceding, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that Net Income of such Subsidiary was included in calculating Net Income of such Person.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of

(a) consolidated interest expense of such Person and its Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (iii) noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capital Lease Obligations and (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (A) additional interest, if any, payable pursuant to the Registration Rights Agreement, (B) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (C) any expensing of bridge, commitment and other financing fees), plus

(b) consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued, less

(c) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

Notwithstanding the preceding, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication:

(a) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation, one-time compensation charges and the Transactions) shall be excluded,

(b) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP,

(c) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

(d) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(e) the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof in respect of such period,

(f) any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Closing Date or that was consummated during 2004, net of taxes, shall be excluded; provided, that the aggregate amount of any such exclusion relating to a transaction that occurred prior to the Closing Date shall not exceed $2.5 million for each complete fiscal quarter within such period,

(g) any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(h) any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded, and

(i) any noncash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.04 only (other than Section 4.04(a)(3)(C) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Subsidiaries, any dividends or distributions from Restricted Investments, any repurchases and redemptions of Restricted Investments from the Company and the Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Company or any Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(C).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors of the Company on the Issue Date after giving effect to the Merger;

(2) was nominated for election or elected to such Board of Directors of the Company with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3) was nominated by the Sponsor or a Related Party thereof.

“Contribution Indebtedness” means any Indebtedness or Preferred Stock incurred pursuant to Section 4.03(b)(15).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office on the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company.)

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means, the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Senior Credit Facilities; and

(2) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $50.0 million or more and that has been designated by the Company as “Designated Senior Debt.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature. Notwithstanding the preceding sentence, any Capital Stock that would not qualify as Disqualified Stock but for change of control or asset sale provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.10 and 4.06, respectively, and such Capital Stock specifically provides that the Company will not redeem or repurchase any such Capital Stock pursuant to such provisions prior to the Company’s purchase of the Securities as required pursuant to Sections 4.10 and 4.06, respectively.

“Domestic Restricted Subsidiary” means, with respect to the Company, any Restricted Subsidiary that was formed under the laws of the United States of America or any State thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facilities or represented by the Securities) in existence on the Issue Date after giving effect to the Merger, until such amounts are repaid.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Consolidated Cash Flow of such Person for such period to the Fixed

Charges of such Person for such period. For purposes of calculating the Fixed Charge Coverage Ratio with respect to measurement periods that include periods prior to the Issue Date, for those components of such ratio set forth below, the amounts thereof for the fiscal quarters set forth below shall be deemed to be the amounts thereof set forth below:

Fiscal Quarter Ending	Consolidated Interest Expense
Mar 31, 2006	$9,926,197
Jun 30, 2006	$10,252,247
Sep 30, 2006	$10,400,319
Dec 31, 2006	$10,401,577

In the event that the Company or any Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishing of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the “reference period”).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated Fixed Charges and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the reference period; provided that any such pro forma adjustments shall be limited to those permitted or required by Article 11 of Regulation S-X under the Securities Act or as otherwise reasonably determined in good faith by the chief financial officer of the Company. If since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period. If (i) any Restricted Subsidiary is designated as an Unrestricted Subsidiary or (ii) any Unrestricted Subsidiary is designated as a Restricted Subsidiary, in either case during the reference period or subsequent to such reference period and on or prior to the Calculation Date, such designation shall be deemed to have occurred on the first day of the reference period. Notwithstanding anything to the contrary in the foregoing, Consolidated Cash Flow shall be calculated (a) without giving effect to the effects of purchase accounting or similar adjustments required or permitted by GAAP in connection with the Acquisition or any other acquisition of all or substantially all the assets or businesses of a Person or of assets constituting a business unit, line of business or division of such a Person or not less than 100% (or such lesser percentage, when combined with the percentage of Equity Interest owned by the Company or a Subsidiary prior to such acquisition, would equal 100%) of the Equity Interests (other than directors’ qualifying shares) of a Person and (b) with respect to any period during which such an acquisition occurs, on a pro forma basis after giving effect to such acquisition (but only to the extent that an adjustment resulting from such acquisition would be a permitted or required adjustment to pro forma financial statements in compliance with Article 11 of Regulation S-X promulgated under the Securities Act or to the extent such adjustment is reasonably determined in good faith by the chief financial officer of the Company).

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the Consolidated Interest Expense of such Person for such period; plus

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person during such period, plus

(3) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person made during such period.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board;

(3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. Except to the extent otherwise indicated, all ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guaranty Agreement” means a supplemental indenture, in the form reasonably acceptable to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations under this Indenture and with respect to the Securities on the terms provided for in Article 11 of this Indenture.

“Guaranty” means the Holdco Guaranty or a Subsidiary Guaranty, as the case may be.

“Guarantors” means Holdco and the Subsidiary Guarantors.

“Hedging Agreements” means and includes interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or contractual arrangements designed to change the allocation of risk due to fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under a Hedging Agreement.

“Holdco” means Metal Services Holdco LLC, a Delaware limited liability company.

“Holdco Guaranty” means the senior subordinated guarantee by Holdco of the Company’s payment obligations under this Indenture and the Securities pursuant to this Indenture.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means create, issue, assume, Guarantee, incur or otherwise become directly or indirectly liable, contingently or otherwise for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness,

will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, in respect of:

(1) borrowed money;

(2) obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) bankers’ acceptances;

(4) Capital Lease Obligations;

(5) Attributable Debt; or

(6)(a) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or (b) representing the net amount payable in respect of any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” with respect to a specified Person includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent that the aggregate amount of such Indebtedness does not exceed fair market value of the asset and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person; provided, however, that Indebtedness shall not include the pledge by the Company of the Capital Stock of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary and (ii) all Disqualified Stock of the Specified Person. In no event shall non-contractual obligations or liabilities in respect of any Capital Stock constitute Indebtedness under this definition.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount or which does not require current payments of interest, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, or investment banking firm, or a consultant to Persons engaged in Permitted Businesses, in each case of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged; provided, however, that such firm is not an Affiliate of the Company.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, UBS Securities LLC and CIBC World Markets Corp.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel advances and other loans and advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, then the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity

Interests of such Restricted Subsidiary not sold or disposed of determined at the time of such sale or disposition. Notwithstanding the foregoing, purchases, redemptions or other acquisitions of Equity Interests of the Company or any direct or indirect parent of the Company shall not be deemed Investments. The amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value. Notwithstanding the foregoing, Restricted Payments of the type described in clause (2) of the definition thereof shall not be deemed to be Investments.

“Issue Date” means January 25, 2007.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof.

“Management Agreement” means the Management Agreement to be dated as of the Issue Date among the Company and Onex Partners Manager LP, as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement, taken as a whole, is no less favorable in any material respect to the Company or any Restricted Subsidiary than the contract or agreement as in effect on the Issue Date.

“Management Stockholders” means the directors, management, officers or employees of the Company or its Restricted Subsidiaries who are from time to time investors in Holdco.

“Merger” means the Merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation pursuant to the Stock Purchase Agreement.

“Minority Interest” means, with respect to any Person, interests in income (loss) of any of such Person’s Subsidiaries held by one or more Persons other than such Person or another Subsidiary of such Person, as reflected on such Person’s consolidated financial statements.

“Moody’s” means Moody’s Investment Service, Inc. and any successor to its rating agency business.

“Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded

(a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries,

(b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received in cash by the Company or such Subsidiary in the form of dividends or similar distributions and

(c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including (a) fees and expenses related to such Asset Sale (including legal, accounting and investment banking fees and discounts, and sales and brokerage commissions, and any relocation expenses incurred as a result of the Asset Sale), (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under the Senior Credit Facilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (d) any reserve in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (e) cash escrows (until released from escrow to the seller).

“Non-Recourse Debt” means Indebtedness or Preferred Stock of a Foreign Subsidiary:

(1) as to which neither the Company nor any Restricted Subsidiary (other than a Foreign Subsidiary):

(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

(b) is directly or indirectly liable as a guarantor or otherwise; or

(c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than stock of an Unrestricted Subsidiary pledged by the Company to secure debt of such Unrestricted Subsidiary) or assets of the Company or such Restricted Subsidiary.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Circular” means the confidential offering circular, dated January 18, 2007, relating to the sale of the Initial Securities.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed, by manual or facsimile signature, on behalf of the Company by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel which as to form shall be reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Permitted Business” means any business in which the Company and the Restricted Subsidiaries are engaged on the Issue Date or any business reasonably related, ancillary or complementary thereto, or reasonable extensions thereof.

“Permitted Holders” means the Sponsor and Management Stockholders.

“Permitted Investments” means:

(1) any Investment in the Company or in any Restricted Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date;

(6) any Investment made for consideration consisting solely of Qualified Equity Interests;

(7) any Investment made in connection with the funding of contributions under any non-qualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and any Restricted Subsidiary in connection with such plans;

(8) any Investment acquired by the Company and any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Company and such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable; or (b) as a result of a foreclosure by the Company or any Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or (c) in compromise or resolution of any litigation, arbitration or other disputes with the obligor on an account receivable or any Persons that are not Affiliates;

(9) Hedging Obligations permitted by Section 4.03;

(10) Investments the payment for which consists of Equity Interests of the Company or Holdco (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.04(b)(3);

(11) any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(12) pledges or deposits by a Person under workers compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(13) any Investment consisting of a loan or advance to officers, directors or employees of the Company or a Restricted Subsidiary in connection with the purchase by such Persons of Equity Interests of the Company or any direct or indirect parent of the Company so long as the cash proceeds of such purchase received by the Company or such other Person are contemporaneously contributed to the common equity capital of the Company;

(14) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(15) repurchases of the Securities;

(16) Investments by a Subsidiary that is not a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor;

(17) guarantees of Indebtedness permitted by Section 4.03;

(18) Investments consisting of (i) deposits, prepayments and other credits to suppliers made in the ordinary course of business, (ii) endorsement of negotiable instruments held for collection in the ordinary course of business and (iii) lease, utility and other similar deposits made in the ordinary course of business;

(19) any transaction to the extent it constitutes an investment that is permitted and made in accordance with Section 4.07 (other than Restricted Payments permitted under clause (2) thereof);

(20) an Investment made after the Issue Date in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) after the Issue Date that are at the time outstanding, not to exceed $15.0 million; and

(21) additional Investments made after the Issue Date in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (21) after the Issue Date, not to exceed the greater of $30.0 million and 4.0% of Total Assets at the time of such Investment.

“Permitted Junior Securities” means:

(1) Equity Interests in the Company or any Subsidiary Guarantor; or

(2) debt securities that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Securities and the Subsidiary Guarantees are subordinated to Senior Indebtedness under this Indenture.

“Permitted Liens” means:

(1) Liens in favor of the Company or any Restricted Subsidiary;

(2) Liens on assets of the Company or any Restricted Subsidiary securing Senior Indebtedness that was permitted by the terms of this Indenture to be incurred;

(3) Liens on property or Capital Stock of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary, provided, however, that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any other assets of the Company or any Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided, however, that such Liens were not incurred in contemplation of such acquisition;

(5) Liens to secure Senior Indebtedness (including Capital Lease Obligations) permitted by Section 4.03(b)(4);

(6) Liens to secure Refinancing Indebtedness where the Indebtedness being Refinanced was secured by the same assets; provided, however, that such Liens do not extend to any additional assets (other than improvements and accession thereon and replacements thereof or proceeds or distributions thereof and do not secure any Indebtedness that is not Senior Indebtedness);

(7) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $15.0 million at any one time outstanding;

(8) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(9) Liens created for the benefit of (or to secure) the Securities (or the Subsidiary Guaranties) or payment obligations to the Trustee;

(10) Liens and rights of setoff in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and cash and Cash Equivalents in such accounts;

(11) Liens securing Hedging Obligations;

(12) Liens to secure obligations under workers’ compensation laws, unemployment insurance laws or similar legislation and the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(13) Liens existing on the date of this Indenture;

(14) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(15) Liens imposed by law, such as carriers’, warehousemen’s, supplier’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(16) Liens on specific items of inventory or equipment of the Company and the Restricted Subsidiaries granted in the ordinary course of business to a customer at which such inventory or equipment is located;

(17) Liens on specific items of inventory or other goods and proceeds of the Company or any Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18) leases and subleases granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and do not secure any Indebtedness;

(19) licenses of intellectual property and other assets granted in the ordinary course of business;

(20) deposits in the ordinary course of business to secure liability to insurance carriers, bids, tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations or deposits of cash or U.S. government bonds to secure surety or appeal bonds, or deposits as security for contested taxes or import duties or for the payment of rent;

(21) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or pledges or deposits securing payment of insurance premiums, leases to which Company or any of its Subsidiaries is a party or other obligations of a like nature or letters of credit issued in the ordinary course of its business;

(22) Liens securing judgments for the payment of money not constituting an Event of Default;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or similar provision of law) of any jurisdiction on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of it Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any of it Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of it Restricted Subsidiaries in the ordinary course of business;

(26) Liens solely on any cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent of an acquisition or another transaction not prohibited under this Indenture;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(28) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, rights of distraint, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or to the ownership of their properties, in each case, which were not incurred in connection with Indebtedness;

(29) Liens on the Capital Stock of an Unrestricted Subsidiary to secure Non-Recourse Debt of an Unrestricted Subsidiary;

(30) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(31) Liens on assets directly related to a Sale and Leaseback Transaction to secure related Attributable Debt;

(32) Liens deemed to exist in connection with Investments in repurchase agreements that constitute Permitted Investments; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement; and

(33) Liens on assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries that was permitted by the terms of this Indenture to be incurred; and

(34) Liens arising from financing statement filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, defease or discharge or refund (collectively, “Refinance”) other Indebtedness of the Company or any Restricted Subsidiary; provided, however, that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, discharged, defeased or refunded (plus the amount of reasonable expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, defeased, discharged or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged is pari passu with or subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is pari passu with or subordinated in right of payment to (as applicable) the Securities on terms of subordination at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, defeased, discharged or refunded;

(4) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor may not be used to Refinance any Indebtedness of the Company or a Subsidiary Guarantor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person. The “principal” amount of any Preferred Stock at any date shall be the liquidation preference (or, if greater, the mandatory redemption price, if any) of such Preferred Stock at such date.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an asset acquisition or (2) implemented, committed to be implemented, specifically identified to be implemented or the commencement of implementation of which has begun in good faith by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs, all such costs to be determined in good faith by the chief financial officer of the Company.

“Public Equity Offering” means an underwritten primary public offering of Capital Stock (other than Disqualified Stock) of the Company or Holdco pursuant to an effective registration statement under the Securities Act; provided, however, for the purposes of the optional redemption of Securities described in paragraph 5 of the Securities, if such offering is of Capital Stock of Holdco, the net proceeds therefrom have been contributed to the common equity capital of the Company.

“Public Market” means at any time after (a) a Public Equity Offering has been consummated and (b) at least 15.0% of the total issued and outstanding common equity of Holdco or the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

“Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC and its successors and assigns, UBS Securities LLC and its successors and assigns and CIBC World Markets Corp. and its successors and assigns.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date among the Company, the Subsidiary Guarantors and the Initial Purchasers.

“Related Party” with respect to any Sponsor means:

(1) any controlling stockholder or partner, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Sponsor; or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 51% or more controlling interest of which consist of such Sponsor and/or such other Persons referred to in the immediately preceding clause (1);

provided, however, that “Related Party” shall not include any portfolio operating companies of any Sponsor.

“Representative” means, with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” with respect to any Person means,

(1) the declaration or payment of any dividend or any other payment or distribution of any sort in respect of its Equity Interests (including any payment on such Equity Interests in connection with any merger or consolidation involving such Person) to the direct or indirect holders of its Equity Interests (other than (A) dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock), and (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary);

(2) the purchase, repurchase, redemption or other acquisition or retirement for value (including, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) the payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness of the Company or a Subsidiary Guarantor that is contractually subordinated to the Securities or the Subsidiary Guaranties, except (i) the payment of interest or principal at Stated Maturity thereof, (ii) the payment of interest or principal on or in respect of Indebtedness owed to and held by the Company or any Restricted Subsidiary and (iii) the payment, purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation or mandatory redemption, in each case, due within one year of the Stated Maturity thereof; or

(4) the making of any Restricted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any such Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien.

“Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Credit Facilities” means (i) the ABL Facility and (ii) the Term Facility, providing for revolving credit borrowings, term loans and letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time including increases in principal amount.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate or pari passu in right of payment to the Securities or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1) any obligation of such Person to the Company or any Subsidiary;

(2) any liability for federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

“Senior Subordinated Indebtedness” means, with respect to a Person, the Securities (in the case of the Company), a Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Securities or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other Obligation of such Person which is not Senior Indebtedness of such Person.

“Significant Subsidiary” means any Restricted Subsidiary, or group of Restricted Subsidiaries, that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Sponsor” means Onex Partners II LP, Onex Corporation and their respective Affiliates other than portfolio operating companies of any of the foregoing.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of November 10, 2006 by and among Tube City IMS Corporation, Mill Services Holdings, LLC, the other sellers party thereto and Metal Services Acquisition Corp., as the same may be amended prior to the Issue Date.

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantor” means a Subsidiary of the Company that guarantees the Company’s payment obligations under this Indenture and the Securities.

“Subsidiary Guaranty” means each senior subordinated guarantee by each Subsidiary of the Company’s payment obligations under this Indenture and the Securities pursuant to this Indenture or contained in a Guaranty Agreement, executed pursuant to Article 11 of this Indenture.

“Term Facility” means the credit agreement among the Company, Metal Services Acquisition Corp., certain Subsidiaries of the Company, the financial institutions named therein, Credit Suisse, as Administrative Agent, dated as of the Issue Date, as amended, extended, renewed, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original agents, lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture or multiple agreements and indentures extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and adding Restricted Subsidiaries as additional borrowers, issuers or guarantors thereunder.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as would be shown on the Company’s consolidated balance sheet in accordance with GAAP on the date of determination.

“Transactions” means the acquisition of the Company by Metal Services Acquisition Corp., the Merger, the cash equity contribution relating thereto, the issuance and sale of the Securities, the execution and delivery of the Senior Credit Facilities and documents related thereto and the initial extension of credit thereunder, and other transactions contemplated by Stock Purchase Agreement and the payment of fees and expenses in connection with the foregoing.

“Trustee” means The Bank of New York until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trust Officer” means when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means with respect to the Company, any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary; and

(3) has no Subsidiaries that are Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.04. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an

Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date by Section 4.03, the Company shall be in default of such Section 4.03. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (1) such Indebtedness is permitted by Section 4.03 and (2) no Default would be in existence following such designation.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying: (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07(a)
“Asset Sale Offer”	4.06(b)
“Asset Sale Offer Amount”	4.06(c)(2)
“Asset Sale Offer Period”	4.06(c)(2)
“Bankruptcy Law”	6.01
“Blockage Notice”	10.03
“Change of Control Offer”	4.09(b)

“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Event of Default”	6.01
“Guaranteed Obligations”	11.01
“legal defeasance option”	8.01(b)
“Paying Agent”	2.03
“Payment Blockage Period”	10.03
“Payment Default”	10.03
“Permitted Debt”	4.03(b)
“Purchase Date”	4.06(c)(1)
“Registrar”	2.03
“Successor Company”	5.01(a)(1)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Guaranties;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(10) all references to the date the Securities were originally issued shall refer to the Issue Date.

Article II

The Securities

SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

SECTION 2.02. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $225,000,000 of 9 3/4% Senior Subordinated Notes Due 2015 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed (by manual or facsimile signature) by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.14 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional Obligation of the Company.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; provided, however, that Securities held, directly or indirectly, by the Company or its Affiliates shall not be deemed outstanding for purposes of the third paragraph of paragraph 5 of the Securities.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned will be so disregarded.

SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such disposition to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner, in each case as provided in the Notes. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.14. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities;

(2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code; and

(3) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

Article III

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata to the extent practicable. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess of $2,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request delivered to the Trustee at least 10 days before such notice is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part and upon the cancellation by the Trustee of the original Security, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Article IV

Covenants

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. SEC Reports. So long as any Securities are outstanding, the Company will (i) furnish to the Holders or cause the Trustee to furnish to the Holders in each case within the time periods that such information would have otherwise been required to have been provided to the SEC if the rules and regulations applicable to the filing of such information were applicable to the Company and (ii) post on its website within 10 Business Days thereafter:

(1) all quarterly and annual information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants in accordance with the professional standards of the American Institute of Certified Public Accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing materials on the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) service shall be deemed to satisfy the Company’s delivery obligation under clauses (i) and (ii) of this Section 4.02.

Following the consummation of the exchange offer or registration of the Securities contemplated by the Registration Rights Agreement, whether or not required by the SEC, the Company will file a copy of all the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Securities remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act. The Company will at all times comply with Trust Indenture Act Section 314(a).

If Holdco has filed with the SEC and provided to the Trustee and the Holders the reports described above with respect to Holdco (including any financial information required by Rule 3-10 of Regulation S-X and, if Holdco, directly or indirectly, holds any material assets or conducts any material business other than the assets of, or the business conducted by, the Company and its Subsidiaries, a separate “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the Company and its Restricted Subsidiaries on a consolidated basis), the Company shall be deemed to be in compliance with this Section 4.02.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.03. Limitation on Indebtedness and Issuance of Preferred Stock. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company or any of the Subsidiary Guarantors may Incur Indebtedness (including Acquired Debt) and any of the Subsidiary Guarantors may issue Preferred Stock if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) Section 4.03(a) will not prohibit the incurrence of any or the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any Restricted Subsidiary of Indebtedness under the Senior Credit Facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount then outstanding equal to $425.0 million less the amount of any such Indebtedness incurred pursuant to this Section 4.03(b)(1) that is permanently retired with Net Proceeds applied from and after the Issue Date to reduce the outstanding amounts under the Senior Credit Facilities in accordance with Section 4.06;

(2) the incurrence by the Company or any Restricted Subsidiary of Existing Indebtedness;

(3) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Securities originally issued on the Issue Date and the related Subsidiary Guaranties, and the Exchange Securities and related Subsidiary Guaranties to be issued pursuant to the Registration Rights Agreement in respect thereof;

(4) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used or useful in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Permitted Refinancing

Indebtedness in respect thereof, in an aggregate principal amount or accreted value, as applicable, not to exceed at any time outstanding the greater of $25.0 million and 3.5% of Total Assets at the time of any incurrence under this Section 4.03(b)(4);

(5) Indebtedness or Preferred Stock (x) incurred or issued to finance the acquisition of any Person or assets or (y) of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or any Restricted Subsidiary pursuant to a transaction not prohibited under the terms of this Indenture; provided that after giving effect to such acquisition or merger, the Fixed Charge Coverage Ratio of the Company is greater than 1.75 to 1.0;

(6) Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that (a) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this Section 4.03(b)(6)) and (b) the maximum assumable liability in respect of such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any such subsequent changes in value) actually received by the Company or such Restricted Subsidiary in connection with such disposition;

(7) the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease or discharge Indebtedness incurred pursuant to Section 4.03(a) or Sections 4.03(b)(2), (3), (5), (7) or (15);

(8) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between the Company and any Restricted Subsidiary; provided, however, that:

(a) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities, in the case of the Company, or the Subsidiary Guaranty of such Subsidiary Guarantor, in the case of a Subsidiary Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the

Company or a Restricted Subsidiary or (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, not permitted by this Section 4.03(b)(8);

(9) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations incurred with a bona fide intention to limit interest rate risk or exchange rate risk associated with Indebtedness or operations of the Company and its Subsidiaries;

(10) the guarantee by the Company or a Subsidiary Guarantor of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.03(b) (other than Indebtedness incurred pursuant to Sections 4.03(b)(18) and (24));

(11) the issuance by a Restricted Subsidiary to the Company or any Restricted Subsidiary of Preferred Stock; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary and (b) any sale or other transfer of any such Preferred Stock to a Person that is neither the Company nor a Restricted Subsidiary shall be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that is not permitted by this Section 4.03(b)(11);

(12) the incurrence by the Company or any Restricted Subsidiary of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, indemnities, bankers’ acceptances, performance, completion and surety bonds or guarantees, and similar types of obligations in the ordinary course of business;

(13) the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is repaid promptly;

(14) the incurrence by a Restricted Subsidiary that is a bona fide joint venture between the Company and a third party, where the third party is not a Subsidiary of the Company and owns at least 20% of the economic interest of the Restricted Subsidiary, of Indebtedness or Preferred Stock; provided, however, that the principal amount (or accreted value, as applicable) of such Indebtedness or Preferred Stock, together with any other outstanding Indebtedness or Preferred Stock incurred pursuant to this Section 4.03(b)(14), does not exceed $20.0 million;

(15) the incurrence of Indebtedness of the Company and Indebtedness or Preferred Stock of any Subsidiary Guarantor equal to 100% of the net cash proceeds received by the Company after the Issue Date from the sale of Qualified Equity Interests of the Company or, to the extent contributed to the common equity capital of the Company, Equity Interests of any of the Company’s direct or indirect parent entities (in each case, other than proceeds of sales of Equity Interests to any Subsidiary of the Company) to the extent such net cash proceeds have not otherwise been and are not thereafter applied to permit the payment of any Restricted Payment;

(16) the incurrence of Indebtedness that constitutes a Permitted Investment;

(17) the incurrence by the Company or any Restricted Subsidiary of Indebtedness issued to current or former officers, managers, directors and employees thereof (or any permitted transferees, assigns, estates or heirs of any of the foregoing), their respective spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or Holdco;

(18) the incurrence by Foreign Subsidiaries of Indebtedness for working capital purposes;

(19) the incurrence by the Company or any Restricted Subsidiary of Attributable Debt incurred pursuant to Sale and Leaseback Transaction of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary, provided that the aggregate principal amount of Attributable Debt incurred under this Section 4.03(b)(19) does not exceed $15.0 million at any time outstanding;

(20) the incurrence of Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person;

(21) the incurrence by the Company or any Restricted Subsidiary of Indebtedness incurred to finance the payment of insurance premiums in the ordinary course of business;

(22) the incurrence by the Company or any Restricted Subsidiary of Indebtedness supported by a letter of credit in respect of which the related reimbursement obligation was not prohibited to be incurred by this Section 4.03 in a principal amount not in excess of the stated amount of such letter of credit;

(23) the incurrence by the Company or any Restricted Subsidiary of Subordinated Obligations or Preferred Stock owed or issued to one or more Permitted Holders in an aggregate outstanding principal amount not to exceed $50.0 million at any time; provided, however, that (A) interest on such Subordinated Obligations is not payable in cash, (B) such Subordinated Obligations do not mature and do not require any scheduled or mandatory prepayments until after the stated maturity date of the Securities and (C) such Subordinated Obligations are not secured;

(24) the incurrence by a Foreign Subsidiary of (x) Indebtedness or Preferred Stock if, after giving effect to such incurrence, the Fixed Charge Coverage Ratio of the Company is greater than 1.75 to 1.0 and (y) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease or discharge Indebtedness incurred by the foregoing clause (x); provided, however, that if such Fixed Charge Coverage Ratio, after giving effect to any incurrence under (x) or (y), is less than 2.0 to 1.0, such Indebtedness or Preferred Stock shall be Non-Recourse Debt; and

(25) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness or Preferred Stock, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, when taken together with Indebtedness or Preferred Stock permitted to be owed or issued under this Section 4.03(b)(25), not to exceed $30.0 million.

(c) For purposes of determining compliance with this Section 4.03, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 4.03(b)(1) through (25) or is entitled to be incurred pursuant to Section 4.03(a), the Company shall be permitted to classify such item of Indebtedness in any manner that complies with this Section 4.03 (except that Indebtedness incurred under the Senior Credit Facilities on the Issue Date shall be deemed to have been incurred pursuant to Section 4.03(b)(1)). In addition, the Company may, at any time, change the classification of an item of Indebtedness or any portion thereof (except for Indebtedness incurred under Section 4.03(b)(1)) to any other clause of Section 4.03(b) or Section 4.03(a); provided, however, that the Company would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause of Section 4.03(b) or Section 4.03(a), as the case may be, at such time of reclassification. The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.03.

(d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e) Notwithstanding Section 4.03(a) or 4.03(b), the Company shall not, and shall not permit its Restricted Subsidiaries to, Incur any Indebtedness that is both: (1) subordinate in right of payment to any Senior Indebtedness; and (2) senior in right of payment to the Securities or any Subsidiary Guaranty. Neither the existence nor lack of a security interest nor the priority of any such security interest shall be deemed to affect the ranking or right of payment of any Indebtedness.

SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the Company is not able to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by Sections 4.04(b)(2), (3), (4), (6), (7), (8), (9), (10) and (11)), is not greater than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) 100% of the aggregate net proceeds received by the Company after the Issue Date as a contribution to its common equity capital or received by the Company from the issue or sale after the Issue Date (other than to a Subsidiary of the Company) of Qualified Equity Interests or of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Qualified Equity Interests (but excluding any such net proceeds applied to permit the incurrence of any Contribution Indebtedness); plus

(C) 100% of the net proceeds received by the Company by means of (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Company and its Restricted Subsidiaries in each case after the Issue Date or (ii) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary; plus

(D) if any Unrestricted Subsidiary (i) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Unrestricted Subsidiary (as certified to the Trustee in an Officers’ Certificate) as of the date of its redesignation or (ii) pays any cash dividends or cash distributions to the Company or any Restricted Subsidiary, 100% of any such dividends or distributions made after the Issue Date.

(b) The preceding provisions shall not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company) of, (a) Indebtedness of the sort contemplated in Section 4.03(b)(23) or (b) Qualified Equity Interests or (c) from the substantially concurrent contribution to the common equity capital of the Company (but excluding any such net proceeds applied to permit the incurrence of any Contribution Indebtedness); provided, however, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from Section 4.04(a)(3)(B) and shall not be applied to permit the payment of any other Restricted Payment;

(3) the defeasance, redemption, repurchase, repayment or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis, taking into account the relative preferences, if any, of the various classes of equity interests in such Restricted Subsidiary;

(5) the repurchase, redemption or other acquisition or retirement for value (or the distribution of amounts to any other direct or indirect parent of the Company to fund any such repurchase, redemption or other acquisition or retirement) of any Equity Interests of the Company or any direct or indirect parent of the Company held by any current or former officer, director, consultant or employee of the Company or any Restricted Subsidiary (or any permitted transferees, assigns, estates or heirs of any of the foregoing); provided, however, the aggregate amount paid by the Company and its Restricted Subsidiaries pursuant to this Section 4.04(b)(5) shall not exceed $5.0 million in any calendar year (excluding for purposes of calculating such amount the amount paid for Equity Interests repurchased, redeemed, acquired or retired with the proceeds from the repayment of outstanding loans previously made by the Company or a Restricted Subsidiary for the purpose of financing the acquisition of such Equity Interests), with unused amounts in any calendar year being carried over for one additional calendar year, subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the net cash proceeds from the sale of Qualified Equity Interests of the Company and, to the extent contributed to the common equity capital of the Company, Equity Interests of any of the Company’s direct or indirect parent entities (but excluding any such net proceeds applied to permit the incurrence of any Contribution Indebtedness), in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent entities that occurs after the Issue Date, to the extent such cash proceeds have not otherwise been and are not thereafter applied to permit the payment of any other Restricted Payment; plus

(B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; less

(C) the amount of any Restricted Payments previously made pursuant to Sections 4.04(b)(5)(A) and (B);

provided further, however, that cancellation of Indebtedness owing to the Company from members of management of the Company, any of its direct or indirect parent entities or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent entities will not be deemed to constitute a Restricted Payment for purposes of this Indenture;

(6) the declaration and payment of dividends on Disqualified Stock in accordance with the certificate of designations therefor; provided, however, that such issuance of Disqualified Stock is permitted by Section 4.03;

(7) repurchases of Equity Interests deemed to occur upon the exercise of stock options to the extent that such Equity Interests represent a portion of the exercise price thereof;

(8) payments permitted under clauses (7), (8) and (9) of Section 4.07;

(9) payments made to purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted

Subsidiary or any Subordinated Obligations of the Company or a Subsidiary Guarantor (other than Equity Interests or Subordinated Obligations issued to or at any time held by an Affiliate of any such Person), in each case, pursuant to provisions requiring such Person to offer to purchase, redeem, defease or otherwise acquire or retire for value such Equity Interests or Subordinated Obligations upon the occurrence of a Change of Control or with the proceeds of Asset Sales as defined in the charter provisions, agreements or instruments governing such Equity Interests or Subordinated Obligations; provided, however, that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and the Company has purchased all Securities validly tendered in connection with that Change of Control Offer or Asset Sale Offer;

(10) the declaration and payment of dividends on the Company’s common stock (or the payment of dividends to Holdco to fund a payment of dividends on Holdco’s common stock), following the first Public Equity Offering that results in a Public Market, of up to 6% per annum of the net cash proceeds received by the Company therefrom and, in the case of an offering of Holdco, contributed to the Company’s common equity capital; and

(11) other Restricted Payments in an aggregate amount up to $20.0 million;

provided, however, that, in the case of Section 4.04(b)(9), no Default shall have occurred and be continuing or would occur as a consequence of the making of the Restricted Payment contemplated thereby.

(c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by Section 4.04 will be determined in good faith by the Board of Directors of the Company. Such determination must be based upon an opinion or appraisal issued by an Independent Financial Advisor if the fair market value exceeds $30.0 million.

SECTION 4.05. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions to the Company or any Restricted Subsidiary (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits; (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary; (c) make loans or advances to the Company or any Restricted Subsidiary; or (d) transfer any of its properties or assets to the Company or any Restricted Subsidiary; however, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) Existing Indebtedness and the Senior Credit Facilities as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, of any thereof; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not, taken as a whole, materially more restrictive with respect to such dividend and other payment restrictions than those contained in those agreements as in effect on the Issue Date;

(2) this Indenture, the Securities, the Subsidiary Guaranties, the Exchange Securities or the Registration Rights Agreement;

(3) any applicable law, rule, regulation or order;

(4) any instrument or agreement of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property so acquired or leased of the nature described in Section 4.05(a)(4);

(7) secured Indebtedness otherwise permitted under this Indenture, the terms of which limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8) Permitted Refinancing Indebtedness; provided, however, that the material restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not, taken as a whole, materially more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements governing the Indebtedness being Refinanced;

(9) any agreement for the sale or other disposition of a Restricted Subsidiary or an asset that restricts distributions by such Restricted Subsidiary or transfers of such asset pending the sale or other disposition;

(10) Liens permitted to be incurred under Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition, dividend or distribution of assets or property in joint venture agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock or equity sale agreements and other similar agreements, which limitation is applicable only to the assets or property that are the subject of such agreements; and

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.06. Limitation on Sales of Assets. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

(1) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received therefor by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

(A) any liabilities of the Company or any Restricted Subsidiary (as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Subsidiary Guaranty) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or any such Restricted Subsidiary from further liability with respect to such liabilities;

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days (to the extent of the cash or Cash Equivalents received in that conversion);

(C) any stock or assets of the kind referred to in Section 4.06(b)(2) or (4); and

(D) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this Section 4.06(a)(2)(D) that is at that time outstanding, not to exceed $15.0 million at the time of receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply such Net Proceeds, at its option:

(1) to repay or repurchase Senior Indebtedness of the Company or any Subsidiary Guarantor or any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor;

(2) to make an Investment in (provided such Investment is in the form of Capital Stock), or to acquire all or substantially all of the assets of, a Person engaged in a Permitted Business if such Person is, or will become as a result thereof, a Restricted Subsidiary;

(3) to make a capital expenditure; or

(4) to acquire assets (other than securities) to be used in a Permitted Business.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce the revolving Indebtedness under the Senior Credit Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) of this Section 4.06 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to purchase from all Holders (an “Asset Sale Offer”) and, if applicable, redeem or purchase (or make an offer to do so) any other Senior Subordinated Indebtedness of the Company, the provisions of which require the Company to redeem or purchase (or make an offer to do so) such Indebtedness with the proceeds from any Asset Sales, the maximum aggregate principal amount of Securities and such other Senior Subordinated Indebtedness that may be purchased (on a pro rata basis) with such Excess Proceeds. The offer price for the Securities in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash and the redemption or purchase price for such other Senior Subordinated Indebtedness shall be as set forth in the related documentation governing such Indebtedness. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate purchase price of the Securities and the other Senior Subordinated Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall select the Securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $2,000 initial principal amount and multiples of $1,000 thereafter. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds related to such Asset Sale Offer shall be reset at zero.

(d) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Asset Sale Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in paragraph (c) of this Section 4.06 in the event the Asset Sale Offer is oversubscribed) in a minimum amount of $2,000 or larger integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and all instructions and materials necessary to tender Securities pursuant to the Asset Sale Offer.

(2) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Asset Sale Offer (the “Asset Sale Offer Amount”) and (B) the compliance of such allocation with Section 4.06. On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount equal to the Asset Sale Offer Amount to be held for payment in accordance with this Section. If the Asset Sale Offer includes other Senior Subordinated Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Asset Sale Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Asset Sale Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Asset Sale Offer Period for application in accordance with this Section 4.06.

(3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), unless

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company and an Officers’ Certificate certifying that such Affiliate Transaction complies with Section 4.07(a)(1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members (if any) of such Board of Directors; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to Section 4.07(a):

(1) transactions between or among the Company and its Restricted Subsidiaries;

(2) any Restricted Payment that is permitted by Section 4.04;

(3) reasonable loans, advances, fees, benefits and compensation paid or provided to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

(4) transactions pursuant to any contract or agreement in effect on the Issue Date as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement, taken as a whole, is no less favorable in any material respect to the Company or such Restricted Subsidiary than the contract or agreement as in effect on the Issue Date;

(5) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(6) the issuance or sale of Qualified Equity Interests (and the exercise of any warrants, options or other rights to acquire Qualified Equity Interests);

(7) to the extent that the Company and one or more of its Restricted Subsidiaries are members of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Company is the common parent, payment of dividends or other distributions by the Company or one or more of its Restricted Subsidiaries pursuant to a tax sharing agreement or otherwise to the extent necessary to pay, and that are used to pay, any income taxes of such tax group that are attributable to the Company and its Restricted Subsidiaries and are not payable directly by the Company or any of its Restricted Subsidiaries; provided, however, that the amount of any such dividends or distributions (plus any such taxes payable directly by the Company and its Restricted Subsidiaries) shall not exceed the amount of such taxes that would have been payable directly by the Company and its Restricted Subsidiaries had the Company been the U.S. common parent of a separate tax group that included only the Company and its Restricted Subsidiaries;

(8) (a) the payment of fees to Sponsor on the Issue Date related to the Transactions as disclosed in the Offering Circular and the payment of fees to Sponsor pursuant to the Management Agreement not to exceed $2.0 million (plus any amounts accrued pursuant to the following proviso) in any fiscal year of the Company; provided, however, that such payments may accrue but may not be paid during the existence of an Event of Default arising from Section 6.01(1), (2) or (7); (b) any termination or other fee payable to the Sponsor upon a change of control or initial public equity offering of the Company or any direct or indirect parent thereof as contemplated by the terms of the Management Agreement in effect on the Issue Date; and (c) payments by the Company to or on behalf of the direct or indirect parent of the Company in an amount sufficient to pay out-of-pocket legal, accounting and filing and other general corporate overhead costs of such parent, customary salary, bonus and other benefits payable to officers, directors and employees of a direct or indirect parent of the Company and franchise taxes and other fees required to maintain its existence, actually incurred by such parent; provided, however, that such costs, salaries, bonuses, benefits, taxes and fees are attributable to the ownership of the Company and its Restricted Subsidiaries;

(9) reimbursements of bona fide out-of-pocket expenses of Sponsor incurred in connection with services provided under the Management Agreement or otherwise in connection with the general administration and management of Metal Services Acquisition Corp., Holdco, the Company and any Restricted Subsidiaries of the Company; provided, however, that, in the case of Metal Services Acquisition Corp. and Holdco, such expenses are attributable to the ownership of the Company and its Restricted Subsidiaries or consist of expenses related to becoming or maintaining its status as a public company;

(10) loans or advances to employees of the Company or any Restricted Subsidiary (x) in the ordinary course of business or (y) in connection with the purchase by such Persons of Equity Interests of any direct or indirect parent of the Company so long as the cash proceeds of such purchase received by such direct or indirect parent are contemporaneously contributed to the common equity capital of the Company; and

(11) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are on terms no less favorable than those that would have been obtained in a comparable transaction with an unrelated party or on terms that are approved by the Board of Directors of the Company, including a majority of the disinterested directors.

SECTION 4.08. Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.09. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default and the conditions set forth in the definition of “Unrestricted Subsidiary” are met. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries (except to the extent repaid in cash or Cash Equivalents) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments pursuant to Section 4.04 or under one or more of the clauses of the definition of Permitted Investments, as determined by the Company. All such outstanding Investments will be valued at their fair market value at the time of such designation, as certified to the Trustee in an Officers’ Certificate. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.10. Change of Control. (a) If a Change of Control occurs, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or any greater amount in multiples of $1,000) of that Holder’s Securities pursuant to the Change of Control Offer (as defined below). In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”).

(b) Within 60 days following any Change of Control, the Company shall mail a notice (the “Change of Control Offer”) to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on a date (the “Change of Control Payment Date”) no earlier than 30 days and no later than 60 days from the date the notice is mailed, other than as may be required by law, pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3) the Change of Control Payment Date; and

(4) the instructions, as determined by the Company, consistent with this Section 4.10, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(d) On the Change of Control Payment Date, the Company will:

(1) accept for payment all Securities or portions thereof in minimum amounts equal to $2,000 or an integral multiple of $1,000 in excess thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

(e) The Company shall cause the Paying Agent to promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided, however, that each such new Security will be in a principal amount of $2,000 or any greater amount in multiples of $1,000.

(f) Notwithstanding the foregoing provisions of this Section 4.10, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(g) If making a Change of Control Payment would violate any outstanding Senior Indebtedness of the Company, prior to complying with this Section 4.10, but in any event within 90 days following a Change of Control, the Company will either repay such Senior Indebtedness or obtain the requisite consents under the agreements governing such Senior Indebtedness to permit the repurchase of Securities required by this Section 4.10. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(h) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture relating to such Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations.

SECTION 4.11. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any property or assets, now owned or hereafter acquired unless:

(1) in the case of Liens securing Indebtedness that is expressly subordinated or junior in right of payment to the Securities, the Securities are secured on a senior basis to the obligations so secured until such time as such obligations are no longer secured by a Lien; and

(2) in all other cases, the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.12. Future Guarantors. The Company shall not permit any Domestic Restricted Subsidiary, directly or indirectly, to incur Indebtedness, or guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Restricted Subsidiary or issue any Preferred Stock, unless:

(1) such Indebtedness is incurred or such Preferred Stock is issued by such Restricted Subsidiary pursuant to Section 4.03(b)(2), (4), (5)(y), (6), (7) (with respect to Permitted Refinancing Indebtedness in respect of Indebtedness initially incurred under Section 4.03(b)(2) or (5)(y) only), (8), (11), (12), (13), (14), (16), (19), (20) or (21) or pursuant to Section 4.03(b)(10) (with respect to Indebtedness incurred under any of the foregoing clauses);

(2) such Restricted Subsidiary is a Subsidiary Guarantor; or

(3) such Restricted Subsidiary simultaneously executes and delivers a Guaranty Agreement and becomes a Subsidiary Guarantor, which guarantee shall (a) with respect to the incurrence of Senior Indebtedness, be subordinated in right of payment on the same terms as the Securities are subordinated to such Senior Indebtedness and (b) with respect to the incurrence of any other Indebtedness or the issuance of Preferred Stock, be senior to or pari passu with such Restricted Subsidiary’s other Indebtedness or guarantee of or pledge to secure such other Indebtedness.

SECTION 4.13. Compliance Certificate; Statement as to Default. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

The Company shall deliver to the Trustee, as soon as possible and in any event within ten days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

SECTION 4.14. Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (“Liquidated Damages Notice”) to the Trustee of its obligation to pay Liquidated Damages no later than fifteen days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent, or calculation of the amount of Liquidated Damages owed, or with respect to the method employed in such calculation of the Liquidated damages.

Article V

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company may not (other than pursuant to the Merger): (x) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

(1) either (a) the Company is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia; provided, however, that if such Person is a limited liability company or partnership, a corporate Wholly Owned Subsidiary of such Person organized under the laws of the United States, any state thereof or the District of Columbia becomes a co-issuer of the Securities in connection therewith;

(2) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default exists;

(4) (a) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) or (b) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, determined on a pro forma basis as if such transaction had occurred at the beginning of the applicable four-quarter period and after giving effect to the transaction and any related financings, would not be less than the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such transaction occurred; and

(5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The preceding Section 5.01(a)(4) shall not prohibit: (a) a merger between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; or (b) a merger between the Company and an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 shall not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

(b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty; provided, however, that the foregoing requirement shall not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary; provided further, however, that in the case of clause (x) and (y), the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

The preceding Section 5.01(b)(2) shall not prohibit any Subsidiary Guarantor that is a limited liability company from merging with an Affiliate solely for the purpose of reincorporating such Subsidiary Guarantor as a corporation.

(c) Notwithstanding anything to the contrary, the Transactions (including the Merger contemplated by the Stock Purchase Agreement) shall be permitted without compliance with this Section 5.01.

Article VI

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10 of this Indenture, and such default continues for a period of 30 days;

(2) the Company (A) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, whether or not such payment shall be prohibited by Article 10 of this Indenture or (B) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10 of this Indenture;

(3) the Company fails to comply with Section 4.10 or Section 5.01;

(4) the Company fails to comply with Sections 4.04, 4.03 or 4.06 and such failure continues for 30 days after notice the notice specified below;

(5) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in this Indenture;

(6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $15.0 million;

(7) the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (or any similar relief is granted under any foreign laws) that:

(A) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days;

(9) any judgment or decree is rendered for the payment of money in an amount, net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful, in excess of

$15.0 million against the Company or any Significant Subsidiary that is not discharged, bonded or insured by a third Person if either an enforcement proceeding thereon is commenced, or such judgment or decree remains outstanding for a period of 60 days and is not discharged, waived or stayed; or

(10) except as permitted by this Indenture, any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under Sections 6.01(4) and (5) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under Section 6.01(6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under Section 6.01(4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred pursuant to the Senior Credit Facilities is outstanding, such acceleration will not be effective until the earlier of (1) the acceleration of such Indebtedness under the Senior Credit Facilities or (2) five Business Days after receipt by the Company of written notice of such acceleration. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all of the outstanding Securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may, on behalf of the Holders of all of such Securities, waive any existing Default and its consequences under this Indenture, except a continuing Default in the payment of principal of and premium, if any, or interest on any such Securities held by a non-consenting Holder.

SECTION 6.03. Other Remedies. In case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Security may pursue any remedy with respect to this Indenture or the Securities unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner or its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to holders of Senior Indebtedness of the Company and, if such money or property has been collected from a Guarantor, to holders of Senior Indebtedness of such Guarantor, in each case to the extent required by Article 10 and 12;

THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

FOURTH: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.11. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article VII

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely and shall be protected in acting or refraining on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee or any predecessor Trustee and their agents against any and all loss, liability or expense (including attorneys’ fees) and taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it in connection with the administration of this trust and the performance of its duties hereunder including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article VIII

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to paragraph (c) of this Section 8.01, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and the operation of Sections 6.01(3), (with respect only to obligations under Section 4.10), 6.01(4), 6.01(5), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries), 6.01(8) (with respect to Significant Subsidiaries), 6.01(9), and 6.01(10) and the limitations contained in Section 5.01(a)(4) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3) (with respect only to obligations under Section 4.10), 6.01(4), 6.01(5), 6.01(6), 6.01(7) (with respect only to Significant Subsidiaries), 6.01(8), 6.01(9), 6.01(10) or because of the failure of the Company to comply with Section 5.01(a)(4). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding Sections 8.01(a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

(4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, each Guaranty and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article IX

Amendments

SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Article 5;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) to add Guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;

(5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(6) to make any change that would provided additional rights or benefits to the Holders or that does not adversely affect the rights of such Securityholder;

(7) to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(8) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(9) to conform the text of this Indenture or the Subsidiary Guaranties or the Securities to any provision of the “Description of the Notes” section of the Offering Circular to the extent that such provision in such “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Subsidiary Guaranties or the Securities; or

(10) to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture as of the date of this Indenture.

An amendment under this Section may not make any change that adversely affects the rights under Article 10 or 12 of any holder of Senior Indebtedness of the Company or of a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Security Documents or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

(1) reduce the principal amount of Securities whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or change the Stated Maturity of any Security;

(4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed as described in Article 3 hereto or paragraph 5 of the Securities;

(5) make any Security payable in money other than that stated in the Security;

(6) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(8) make any change in the ranking or priority of any Security that would adversely affect the Holders; or

(9) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guaranty that would adversely affect the Holders.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

An amendment under this Section may not make any change that adversely affects the rights under Article 10 or 12 of any holder of Senior Indebtedness of the Company or of a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture. Notwithstanding the foregoing, except as required by Section 4.12 hereof, neither an Opinion of Counsel nor an Officer’s Certificate will be required for the Trustee to execute (i) any amendment or supplement adding a new Guarantor under this Indenture or (ii) a supplemental indenture to this Indenture, whereby Tube City IMS Corporation assumes the obligations of the Company under this Indenture in connection with the merger of the Company with and into Tube City IMS Corporation.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Article X

Subordination

SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

(1) the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders are entitled to receive any payment; and

(2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of this Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive and retain Permitted Junior Securities and payments from either of the trusts described under Article 8; and

(3) if a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

SECTION 10.03. Default on Senior Indebtedness of the Company. The Company shall not pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not purchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) (except that Holders of Securities may receive and retain Permitted Junior Securities and payments made from either of the trusts described under Article 8) if either of the following (a “Payment Default”) occurs (a) any Obligation on any Designated Senior Debt of the Company is not paid in full in cash when due; or (b) any other default on Designated Senior Debt of the Company occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Debt has been paid in full in cash; provided, however, that the Company shall be entitled to pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Debt with respect to which a Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Debt of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company shall not pay the Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee of (with a copy to the Company) written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Debt has been discharged or repaid in full in cash. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Debt or the Representative of such Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt, the Company shall be permitted to resume payments on the Securities after termination of such Payment Blockage Period, subject to the provisions in the first sentence of this Section 10.03. The Securities shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt of the Company during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt of the Company initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Debt, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Debt of the Company (or their Representatives) of the acceleration. If any Designated Senior Debt of the Company is outstanding, the Company shall not pay the Securities until five Business Days after the Representatives of all the issues of Designated Senior Debt of the Company receive notice of such acceleration and, thereafter, shall be entitled to pay the Securities only if this Article 10 otherwise permits payment at that time.

SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them or their Representatives as their interests may appear.

SECTION 10.06. Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Indebtedness.

SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

(1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

(2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders.

SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent shall continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that under this Article 10 would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that such payments are prohibited by this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 10.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Company, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (c) upon the Representatives of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

SECTION 10.16. Reliance by Holders of Senior Indebtedness of the Company on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Article XI

Guaranties

SECTION 11.01. Guaranties. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior subordinated basis, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 11.06, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Each Guaranty is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Guarantor giving such Guaranty and each Guaranty is made subject to such provisions of this Indenture.

Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 11.03. Successors and Assigns. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any

Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.06. Release of Guarantor. A Guarantor will be released from its obligations under this Article 11 (other than any obligation that may have arisen under Section 11.07):

(1) upon the sale or other disposition (including by way of consolidation or merger) of a Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary,

(2) upon the sale or disposition of all or substantially all the assets of such Guarantor,

(3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture,

(4) at such time as such Guarantor does not have any Indebtedness outstanding that would have required such Guarantor to enter into a Guaranty Agreement pursuant to Section 4.12 and the Company provides an Officers’ Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Company elects to have such Guarantor released from this Article 11, or

(5) upon defeasance of the Securities pursuant to Article 8, or

(6) upon the full satisfaction of the Company’s obligations under this Indenture pursuant to Section 8.01(a) or otherwise in accordance with the terms of this Indenture;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 11.07. Contribution. Each Guarantor that makes a payment under its Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Article XII

Subordination of Guaranties

SECTION 12.01. Agreement To Subordinate. Each Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by such Guarantor’s Guaranty is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment of all Senior Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Guarantor and only Senior Indebtedness of such Guarantor (including such Guarantor’s Guaranty of Senior Indebtedness of the Company) shall rank senior to the Obligations of such Guarantor in accordance with the provisions set forth herein.

SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Guarantor upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to such Guarantor or its property:

(1) the holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders are entitled to receive any payment; and

(2) until the Senior Indebtedness of such Guarantor is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of this Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive and retain Permitted Junior Securities and payments from either of the trusts described under Article 8; and

(3) if a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of such Guarantor and pay it over to them as their interests may appear.

SECTION 12.03. Default on Senior Indebtedness of Guarantor. No Guarantor shall make its Guaranty or purchase, redeem or otherwise retire or defease any Securities (collectively, “pay its Guaranty”) (except that Holders of Securities may receive and retain Permitted Junior Securities and payments made from either of the trusts described in Article 8) if either of the following (a “Payment Default”) occurs (a) any Obligation on any Designated Senior Debt of such Guarantor is not paid in full in cash when due; or (b) any other default on Designated Senior Debt of such Guarantor occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Debt has been paid in full in cash; provided, however, that any Guarantor shall be entitled to pay its Guaranty without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Debt with respect to which a Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Debt of such Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor shall not pay its Guaranty for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee of (with a copy to such Guarantor) written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and such Guarantor from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Debt has been discharged or repaid in full in cash. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Debt giving such Payment Notice or the Representative of such Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt, any Guarantor shall be permitted to resume payments pursuant to its Guaranty after termination of such Payment Blockage Period, subject to the provisions in the first sentence of this Section 12.03. No Guarantor shall be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt of such Guarantor during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt of such Guarantor initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Debt, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 12.04. Demand for Payment. If a demand for payment is made on a Guarantor pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Debt of such Guarantor (or their Representatives) of such demand. If any Designated Senior Debt of such Guarantor is outstanding, no Guarantor shall pay its Guaranty until five Business Days after the Representatives of all the issues of Designated Senior Debt of such Guarantor receive notice of such acceleration and, thereafter, shall be entitled to pay its Guaranty only if this Article 12 otherwise permits payment at that time.

SECTION 12.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 12 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the applicable Guarantor and pay it over to them or their Representatives as their interests may appear.

SECTION 12.06. Subrogation. After all Senior Indebtedness of a Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness of such Guarantor. A distribution made under this Article 12 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the relevant Guarantor and Securityholders, a payment by such Guarantor on such Senior Indebtedness.

SECTION 12.07. Relative Rights. This Article 12 defines the relative rights of Securityholders and holders of Senior Indebtedness of a Guarantor. Nothing in this Indenture shall:

(1) impair, as between a Guarantor and Securityholders, the obligation of such Guarantor, which is absolute and unconditional, to pay its Guaranty to the extent set forth in Article 11; or

(2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by such Guarantor under its Guaranty, subject to the rights of holders of Senior Indebtedness of such Guarantor to receive distributions otherwise payable to Securityholders.

SECTION 12.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of any Guarantor to enforce the subordination of the Guaranty of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding Section 12.03, the Trustee or Paying Agent shall continue to make payments on any Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that such payments are prohibited by this Article 12. The Company, the relevant Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of such Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of any Guarantor has a Representative, only the Representative shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of any Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of any Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 12.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of any Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

SECTION 12.11. Article 12 Not To Prevent Events of Default or Limit Right To Demand Payment. The failure to make a payment pursuant to a Guaranty by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on any Guarantor pursuant to its Guaranty.

SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Securityholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (c) upon the Representatives for the holders of Senior Indebtedness of any Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

SECTION 12.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of any Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

SECTION 12.15. Reliance by Holders of Senior Indebtedness of Guarantors on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Article XIII

Miscellaneous

SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Guarantor:

Metal Services Merger Sub Corp.

c/o Onex Corporation

712 Fifth Avenue

New York, NY 10019

Fax No.: (212) 582-2211

Attention: Timothy Duncanson

if to the Trustee:

The Bank of New York

101 Barclay Street

Floor 8W

New York, New York 10286

Fax No.: (212) 815-5704

Attn: Corporate Trust Administration

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.10. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.11. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company under the Securities or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 13.12. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any its of Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.14. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.15. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.16. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.17. Qualification of Indenture. The Company and the Subsidiary Guarantors shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities.

SECTION 13.18. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

METAL SERVICES MERGER SUB CORP.

By	/s/ Timothy A.R. Duncanson
Name: Timothy A.R. Duncanson
Title: President and Secretary

METAL SERVICES HOLDCO LLC, as Guarantor

By:	Metal Services Acquisition Corp., its managing member

	By	/s/ Timothy A.R. Duncanson
Name: Timothy A.R. Duncanson Title: President and Secretary

Signature Page to the Indenture

THE BANK OF NEW YORK, As Trustee

By	/s/ Mary LaGumina
Name: Mary LaGumina Title: Vice President

Signature Page to the Indenture

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES,

PRIVATE EXCHANGE SECURITIES

AND EXCHANGE SECURITIES

1. Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Exchange Securities” means (1) the 9 3/4% Senior Subordinated Notes Due 2015 issued pursuant to this Indenture in connection with the Registered Exchange Offer pursuant to the Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, Credit Suisse Securities (USA) LLC, UBS Securities LLC and CIBC World Markets Corp., and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Initial Securities” means (1) $225,000,000 aggregate principal amount of 9 3/4% Senior Subordinated Notes Due 2015 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Private Exchange” means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means any 9 3/4% Senior Subordinated Notes Due 2015 issued in connection with a Private Exchange.

“Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated January 18, 2007, among Metal Services Merger Sub Corp. and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated January 25, 2007, among Metal Services Merger Sub Corp., the Company, the Guarantors party thereto and the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement, if any, issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Rights Agreement.

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“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2 Other Definitions

Term	Defined in Section:
“Agent Members”	2.1	(b)
“Global Securities”	2.1	(a)
“IAI Global Security”	2.1	(a)
“Permanent Regulation S Global Security”	2.1	(a)
“Regulation S”	2.1	(a)
“Regulation S Global Security”	2.1	(a)
“Rule 144A”	2.1	(a)
“Rule 144A Global Security”	2.1	(a)
“Temporary Regulation S Global Security”	2.1	(a)

2. The Securities.

2.1(a) Form and Dating. The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); Initial Securities initially resold to IAIs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “IAI Global Security”); and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security, a permanent global security (the “Permanent Regulation S Global Security”, and together with the Temporary Regulation S Global Security, the “Regulation S Global Security”) or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution

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Compliance Period, may be exchanged for interests in a Rule 144A Global Security, an IAI Global Security or the Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Security, certification that the interest in the Temporary Regulation S Global Security is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of an institutional accredited investor.

Beneficial interests in Temporary Regulation S Global Securities or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in Temporary Regulation S Global Securities and Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Security or Rule 144A Global Security, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are

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collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $225,000,000 9 3/4% Senior Subordinated Notes Due 2015, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.14 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

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2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Securities; or

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

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(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a

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beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that Global Security is exchanged for Definitive Securities to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security), (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

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(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

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Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such

10

transferring Holder’s certificated Initial Security or Private Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.

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The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities.

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiples of $1,000 in excess of $2,000 and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

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(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

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EXHIBIT 1

to

RULE 144A/REGULATION S/IAI APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend for Securities

offered otherwise than in Reliance on Regulation S]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY

BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT

2

REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF

3

THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

4

CUSIP [            ]1

ISIN [            ]

[RULE 144A][REGULATION S] GLOBAL SECURITY

representing up to

$[            ]

9 3/4% Senior Subordinated Notes Due 2015

No.	[$ ]

METAL SERVICES MERGER SUB CORP.

promises to pay to                      or registered assigns, the principal sum of [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [ United States Dollars] on February 1, 2015.

Interest Payment Dates: February 1 and August 1, commencing August 1, 2007.

Record Dates: January 15 and July 15.

Additional provisions of this Security are set forth on the other side of this Security.

[SIGNATURE PAGE FOLLOWS]

[1]	144A CUSIP: 89855VAA8

144A ISIN: US89855VAA89

Regulation S CUSIP: U87277AA4

Regulation S ISIN: USU87277AA46

5

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

METAL SERVICES MERGER SUB CORP.

By
Name:
Title:

6

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By
Authorized Signatory

Dated:

7

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

9 3/4% Senior Subordinated Note Due 2015

1.	Interest

Metal Services Merger Sub Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of $0.05 per week per $1,000 principal amount of Initial Securities for the first 90-day period immediately following the occurrence of a Registration Default (increasing by an additional $0.05 per week per $1,000 principal amount of Initial Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of $0.30 per week per $1,000 principal amount of Initial Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on February 1 and August 1 of each year, commencing August 1, 2007. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 25, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

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3.	Paying Agent and Registrar

Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of January 25, 2007 (“Indenture”), among the Company, the Guarantor named therein and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.14 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of Restricted Subsidiaries of the Company; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On and after February 1, 2011, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

Period	Redemption Price
2011	104.875%
2012	102.438%
2013 and thereafter	100.000%

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Prior to February 1, 2010, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 109.75%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

Prior to February 1, 2011, the Company shall be entitled at its option to redeem all, but not less than all, of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6.	Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. The Company shall redeem Securities of $2,000 principal amount or less in whole and not in part. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders

10

of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.	Guaranty

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Guarantors to the extent set forth in the Indenture.

9.	Subordination

The Securities are subordinated to Senior Indebtedness of the Company and the Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. Each Securityholder by accepting a Security agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the

11

Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities or to conform the text of the Indenture or the Securities to any provision set forth in the Offering Circular relating to the Securities, or to provide for the issuance of Additional Securities in accordance with the limitations set forth in the Indenture as of the date of the Indenture.

15.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $15 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $15 million; and (g) certain defaults with respect to Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the

12

Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty or the Indenture for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

13

21.	Holders’ Compliance with Registration Rights Agreement.

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22.	Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Metal Services Merger Sub Corp.

c/o Onex Corporation

712 Fifth Avenue

New York, New York 10019

Attention: Timothy Duncanson

14

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Company; or

(1) ☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(2) ☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) ☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

15

(4) ☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5) ☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

16

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by an executive officer

17

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is $                    . The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

18

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, check the box below:

☐  Section 4.06                     ☐  Section 4.10

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

19

EXHIBIT A

[FORM OF FACE OF EXCHANGE SECURITY

OR PRIVATE EXCHANGE SECURITY]

*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.] [Note: Include asterisk and this note if a 144A Offering with registration rights]

**/.[If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.] [Note: Include asterisk and this note if a 144A Offering with registration rights]

CUSIP [            ]

ISIN [            ]

[EXCHANGE][PRIVATE EXCHANGE] GLOBAL SECURITY

representing up to

$[            ]

9 3/4% Senior Subordinated Notes Due 2015

No.	[$ ]

METAL SERVICES MERGER SUB CORP.

promises to pay to                      or registered assigns, the principal sum of [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [             United States Dollars] on February 1, 2015.

Interest Payment Dates: February 1 and August 1, commencing August 1, 2007.

Record Dates: January 15 and July 15.

Additional provisions of this Security are set forth on the other side of this Security.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

METAL SERVICES MERGER SUB CORP.

By
Name:
Title:

3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By
Authorized Signatory

Dated:

4

[FORM OF REVERSE SIDE OF [EXCHANGE] SECURITY

[OR PRIVATE EXCHANGE SECURITY]]

9 3/4% Senior Subordinated Note Due 2015

1.	Interest

Metal Services Merger Sub Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of $0.05 per week per $1,000 principal amount of Initial Securities for the first 90-day period immediately following the occurrence of a Registration Default (increasing by an additional $0.05 per week per $1,000 principal amount of Initial Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of $0.30 per week per $1,000 principal amount of Initial Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured].2 The Company will pay interest semiannually on February 1 and August 1 of each year, commencing August 1, 2007. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 25, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by

[2]

Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

5

the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of January 25, 2007 (“Indenture”), among the Company, the Guarantor named therein and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.14 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of Restricted Subsidiaries of the Company; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On and after February 1, 2011, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

Period	Redemption Price
2011	104.875%
2012	102.438%
2013 and thereafter	100.000%

6

Prior to February 1, 2010, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 109.75%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

Prior to February 1, 2011, the Company shall be entitled at its option to redeem all, but not less than all, of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6.	Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. The Company shall redeem Securities of $2,000 principal amount or less in whole and not in part. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a

7

repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.	Guaranty

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Guarantors to the extent set forth in the Indenture.

9.	Subordination

The Securities are subordinated to Senior Indebtedness of the Company and the Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. Each Securityholder by accepting a Security agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

8

13.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities or to conform the text of the Indenture or the Securities to any provision set forth in the Offering Circular relating to the Securities, or to provide for the issuance of Additional Securities in accordance with the limitations set forth in the Indenture as of the date of the Indenture.

15.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $15 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $15 million; and (g) certain defaults with respect to Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or

9

insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty or the Indenture for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of

10

redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.	[Holders’ Compliance with Registration Rights Agreement.

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.] 3

22.	Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Metal Services Merger Sub Corp.

c/o Onex Corporation

712 Fifth Avenue

New York, NY 10019

Attention: Timothy Duncanson

[3]	Delete if this Security is not being issued in exchange for an Initial Security.

11

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

12

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, check the box below:

☐  Section 4.06                     ☐  Section 4.10

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2 to Rule 144A/REGULATION S/IAI APPENDIX

Form of

Transferee Letter of Representation

Metal Services Merger Sub Corp.

c/o Tube City IMS Corporation

12 Monongahela Avenue

Glassport, PA 15045

Attention: Thomas E. Lippard, Esq.

The Bank of New York

101 Barclay Street

Floor 8W

New York, NY 10286

Fax No.: (212) 815-5704

Attention: Corporate Trust Administration

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of January 25, 2007 (the “Indenture”), among Metal Services Merger Sub Corp. (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), the Guarantor named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This certificate is delivered to request a transfer of $[    ] principal amount of the 9 3/4% Senior Subordinated Notes due 2015 (the “Securities”) of the Company.

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

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